Exhibit 4.1

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS

 DATED _____ __, 2024 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

 THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT.

CytoSorbents Corporation

Incorporated under the laws of the State of Delaware

NON - TRANSFERABLE SUBSCRIPTION RIGHT WARRANT CERTIFICATE

Evidencing non-transferable Subscription Right Warrants, each to purchase one Unit, each Unit consisting of one share of Common Stock, one Series A Right Warrant and one Series B Right Warrant

Subscription Price: $1.00 per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,

 ON _______ __, 2025, SUBJECT TO EXTENSION OR EARLIER TERMINATION

REGISTERED

OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription right warrants (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one Unit (“Units”), each Unit consisting of one share of Common Stock, one Series A right warrant to purchase one shares of Common Stock (“Series A Right Warrants”), and one Series B right warrant to purchase one shares of Common Stock (“Series B Right Warrants” and, together with the Series A Right Warrants, the “Right Warrants”), of CytoSorbents Corporation, a Delaware corporation, at a subscription price of $1.00 per Unit (the “Basic Rights”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “INSTRUCTIONS AS TO USE OF CYTOSORBENTS CORPORATION NON-TRANSFERABLE SUBSCRIPTION RIGHT WARRANT CERTIFICATES ” accompanying this Non-Transferable Subscription Right Warrant Certificate. If any Units available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Rights (the “Excess Shares”), any Rights holder that exercises its

Basic Rights in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Oversubscription Privilege”). The Rights represented by this Non-Transferable Subscription Right Warrant Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each Unit in accordance with the “INSTRUCTIONS AS TO USE OF CYTOSORBENTS CORPORATION NON-TRANSFERABLE SUBSCRIPTION RIGHT WARRANT CERTIFICATES” that accompany this Non-Transferable Subscription Right Warrant Certificate.

COUNTERSIGNED AND REGISTERED

EQUINITI TRUST COMPANY, LLC

By:

TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE

This Non-Transferable Subscription Right Warrant Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of CytoSorbents Corporation and the signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Executive Vice President,
and Principal Executive Officer	General Counsel and Secretary

DELIVERY OPTIONS FOR NON-TRANSFERABLE SUBSCRIPTION RIGHT WARRANT CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand: Equiniti Trust Company, LLC Attn: Reorganization Department 55 Challenger Road, Suite 200 Ridgefield Park, NJ 07660	If delivering by mail or overnight courier: Equiniti Trust Company, LLC Operations Center Attn: Reorganization Department 55 Challenger Road, Suite 200 Ridgefield Park, NJ 07660

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Units pursuant to your Basic Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for Units pursuant to your Oversubscription Privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Units than you are entitled under either the Basic Right or the Oversubscription Privilege, you will be deemed to have elected to purchase the maximum number of Units for which you are entitled to subscribe under the Basic Right or Oversubscription Privilege, as applicable.

(a) EXERCISE OF BASIC RIGHT:

I apply for ____________ (no. of new units)	Units x $ 1.00 (subscription price)	= $_____________ (amount enclosed)

(b) EXERCISE OF OVERSUBSCRIPTION PRIVILEGE

If you have exercised your Basic Right in full and wish to subscribe for additional Units pursuant to your Oversubscription Privilege:

I apply for ____________ (no. of new units)	Units x $ 1.00 (subscription price)	= $_____________ (amount enclosed)

(c)            Total Amount of Payment Enclosed = $ ____________

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft payable to “Equiniti Trust Company, LLC as Subscription Agent.”

☐	Wire transfer of immediately available funds directly to the account maintained by Equiniti Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at ______________Bank, ABA #_________ or Swift Code: ____________, Account # ___________ Equiniti Trust Company, LLC FBO _______ Corporation, with reference to the rights holder's name.

FORM 2-TRANSFER TO DESIGNATED TRANSFEREE

To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received ______________ of the subscription rights represented by this Non-Transferable Subscription Rights Warrant Certificate are assigned to:

Social Security #

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Non-Transferable Subscription Rights Warrant Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Units underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Non-Transferable Subscription Right Warrant Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that (1) after giving effect to the exercise of my Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 14.99% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering) and (2), if I already beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 14.99% of the Company’s outstanding shares of Common Stock I will not, via the exercise of the Rights, increase my proportionate interest in the Company’s Common Stock (with respect to (1) or (2), any such excess shares, the “Excess Shares”). With respect to any such Excess Shares, I hereby (1) irrevocably appoint and constitute the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as my proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I would have the power to vote or act by written consent and (2) grant the Company a right for 90 days from the closing of the rights offering to repurchase such Excess Shares at the lesser of the $1.00 per share subscription price and the closing price of the Company’s Common Stock on The Nasdaq Stock Market LLC the trading day immediately prior to the date on which notice is sent to the holder of the Company’s intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Non-Transferable Subscription Right Warrant Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF THIS NON-TRANSFERABLE SUBSCRIPTION RIGHT WARRANT CERTIFICATE, CONSULT D.F. KING & CO., INC., THE INFORMATION AGENT, AT (800) 549-6864 FOR BANKS AND BROKERS OR CALL TOLL-FREE AT (212) 269-5550 .